UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2015 (October 15, 2015)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
(Address of principal executive offices, including zip code)

(239) 552-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	On October 15, 2015, Hertz Global Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

(b)	The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.
(i) The following directors were elected at the Annual Meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Carl T. Berquist	239,267,350	137,623,477	431,509	34,221,515
Henry R. Keizer	373,842,340	3,049,478	430,518	34,221,515
Michael F. Koehler	254,561,063	122,328,553	432,720	34,221,515
Linda Fayne Levinson	319,301,115	57,211,283	809,938	34,221,515
John P. Tague	373,906,075	2,986,375	429,886	34,221,515

(ii) The named executive officers’ compensation was approved on an advisory basis by the following vote:

For	Against	Abstain	Broker Non-Votes
369,323,531	6,191,613	1,807,192	34,221,515

(iii) The re-approval of the material terms of the performance objectives under the Company’s 2008 Omnibus Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
371,042,342	5,843,642	436,352	34,221,515

(iv) The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2015 was approved by the following vote:

For	Against	Abstain
403,162,777	7,354,162	1,026,912

(v) The shareholder proposal on a policy regarding accelerated vesting of equity awards of senior executives upon a change in control failed by the following vote:

For	Against	Abstain	Broker Non-Votes
88,571,664	249,011,030	39,739,642	34,221,515

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

Date: October 16, 2015	By:	/s/ Thomas C. Kennedy
	Name:	Thomas C. Kennedy
	Title:	Senior Executive Vice President and Chief Financial Officer